Exhibit 10.1

AMENDMENT TO
PURCHASE AGREEMENT AND OTHER TRANSACTION DOCUMENTS

THIS AMENDMENT TO PURCHASE AGREEMENT AND OTHER TRANSACTION DOCUMENTS (this “Amendment”) dated January 18, 2013, is by and among Gulf United Energy, Inc., a Nevada corporation (“Gulf”), Gulf United Energy de Colombia Ltd., a company organized under the laws of the British Virgin Islands and a wholly-owned subsidiary of Gulf (“BVI Colombia”), Gulf United Energy de Cuenca Trujillo Ltd., a company organized under the laws of the British Virgin Islands and a wholly-owned subsidiary of Gulf (“BVI Peru”, together with BVI Colombia, the “BVI Subs”, and together with Gulf, each a “Company” and collectively, the “Companies”), Sydson Oil & Gas Investments, LLC, a Delaware limited liability company (“Sydson”), as administrative agent (in such capacity, “Administrative Agent”) for itself and the other Investors (defined below), each an “Investor” and collectively, the “Investors”).  Capitalized terms used but not defined herein shall have the meanings given such terms in the Purchase Agreement (as defined below).

RECITALS

A.           The Companies, Administrative Agent and the Investors entered into, directly or pursuant to a Joinder Agreement (defined below), that certain Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) dated as of October 29, 2012 (the “Closing Date”).

B.           ______________________ purchased from Gulf, and Gulf sold and issued to such Investors, upon the terms and conditions stated in the Purchase Agreement, convertible notes, each dated as of the Closing Date, all of the foregoing in the aggregate principal amount of $2,550,000 (collectively, the “Original First Tranche Notes”).

C.            The Companies, Administrative Agent, and ________ entered into that certain Joinder Agreement (the “Joinder Agreement”), dated as of November 12, 2012, whereby, among other things, ________ became an Investor under the Transaction Documents (defined below).

D.           __________ purchased from Gulf, and Gulf sold and issued to _______, upon the terms and conditions stated in the Purchase Agreement, a convertible note, dated effective as of October 29, 2012, in the aggregate principal amount of $250,000 (the “        Note”).

E.           The Companies, Administrative Agent, and ______ entered into a Joinder Agreement, dated as of November 20, 2012, whereby, among other things, _______ became an Investor under the Transaction Documents.

F.           ______ purchased from Gulf, and Gulf sold and issued to Walker, upon the terms and conditions stated in the Purchase Agreement, a convertible note, dated as of November 20, 2012, in the aggregate principal amount of $75,000 (the “       Note”).

G.           _________________________ purchased from Gulf, and Gulf sold and issued to such Investors, upon the terms and conditions stated in the Purchase Agreement, convertible notes, each dated on or about November 20, 2012, all of the foregoing in the aggregate principal amount of $860,000 (the “Original Second Tranche Notes”; together with the Original First Tranche Notes, the ______ Note and the ______ Note, each a “Note” and collectively, the “Notes”).

H.           The BVI Subs entered into guaranty agreements (each a “Guaranty” and collectively, the “Guaranties”), each dated as of the Closing Date,  pursuant to which the BVI Subs jointly and severally guaranteed the obligations and liabilities under the Notes and the other Transaction Documents.

I.           In connection with entering into the Purchase Agreement and the sale of the Notes, Gulf issued warrants (“Warrants”) to the Investors pursuant to warrant agreements (as amended, restated, supplemented or otherwise modified from time to time, collectively, the “Warrant Agreement”) that entitled the Investors, at their option, to purchase shares of Common Stock of Gulf.

J.           In connection with entering into the Purchase Agreement, the issuance of the Notes and the issuance of the Warrants, the obligations and liabilities under the Notes and the other Transaction Documents are secured pursuant to (a) a Pledge Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “BVI Colombia Pledge Agreement”), dated as of the Closing Date, from Gulf to the Administrative Agent for the benefit of the Investors covering the equity interests of BVI Colombia and certain other collateral as set forth therein and (b) a Pledge Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “BVI Peru Pledge Agreement”), dated as of the Closing Date, from Gulf to the Administrative Agent for the benefit of the Investors covering the equity interests of BVI Peru and certain other collateral as set forth therein (each a “Pledge Agreement” and, collectively, the “Pledge Agreements” and the property covered by the Pledge Agreements shall be hereinafter referred to as the “Collateral”), provided that the BVI Peru Pledge Agreement is subject to the terms of that certain Escrow Agreement, dated as of the Closing Date, among Gulf, Administrative Agent, the Investors and Gaston & Thanheiser, P.C. (the “Escrow Agent”) (as amended, restated, supplemented or otherwise modified from time to time, the “Escrow Agreement”).

K.           Subject to, and pursuant to, the Escrow Agreement, Gulf, as assignor, executed, as of the Closing Date, in favor of Administrative Agent, as assignee, for the benefit of the Investors, (i) an Assignment regarding the conditional assignment of all of the equity interests of BVI Colombia (the “BVI Colombia Assignment”) and (ii) an Assignment regarding the conditional assignment of all of the equity interests of BVI Peru (the “BVI Peru Assignment”; each an “Assignment” and, collectively, the “Assignments”).

L.           In connection with the execution of the Pledge Agreements, the Assignments and the Escrow Agreement, the Administrative Agent, the Investors and the Companies entered into an Intercreditor Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), dated as of the Closing Date, pursuant to which the Investors have appointed Sydson, as Administrative Agent, to act on behalf of the Investors regarding the transactions described above and otherwise herein.

M.           In connection with the Warrant Agreement and the Notes, Gulf and the Investors entered into that certain Registration Rights Agreement (the “Registration Rights Agreement”) dated as of the Closing Date to govern the registration rights to be granted by Gulf to the Investors regarding shares of Common Stock of Gulf pursuant to the foregoing Warrants and Notes.

N.           As of the date hereof, the Companies have agreed to issue amended and restated convertible notes in favor of each of the Investors, all of the foregoing in the aggregate principal amount of $3,920,000 (such notes, together with any notes or other securities issued in exchange or substitution therefor or in addition or replacement thereof, and as any of the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, each an “Amended Restated Note” and collectively, the “Amended Restated Notes”), which Amended Restated Notes will (i) amend, restate and rearrange, but not extinguish or novate, the obligations under the Original First Tranche Notes and the Original Second Tranche Notes and (ii) include in the aggregate principal amount thereof the extension by the Investors of the Additional Obligation Amount (as defined below).

O.           As of the date hereof, in connection with entering issuing the Amended Restated Notes, Gulf shall issue additional Warrants to _______ and ______ pursuant to additional Warrant Agreements that will entitle such Investors, at their option, to purchase additional shares of Common Stock of Gulf.

P.           Companies have requested that (i) Administrative Agent and Investors amend certain provisions under the Purchase Agreement and certain other Transaction Documents, and (ii) the Investors extend additional credit to Gulf for working capital purposes in the aggregate amount of $185,000 (the “Additional Obligation Amount”).

Q.           Administrative Agent and Investors are willing to enter into the requested amendments, subject to and conditioned upon the provisions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises herein contained, the mutual benefits to be derived herefrom and other good and valuable consideration received by each party, and each intending to be legally bound hereby, the parties agree as follows:

I.	Specific Amendments to Purchase Agreement.

A.	Section 1 of the Purchase Agreement is hereby amended by amending the definition of “Offering Period” in its entirety and adding the definition of “Amendment Closing Date” to read as follows:

“Offering Period” means the period beginning on the Closing Date and ending on January 31, 2013.

“Amendment Closing Date” means January 18, 2013.

B.
As of the Amendment Closing Date, and notwithstanding the amendment to the definition of “Offering Period” set forth herein, Section 9.1 of the Purchase Agreement is of no further force and effect as to any additional New Investors.

C.	Section 2(d) of the Purchase Agreement is hereby amended by replacing the text thereof with the following text:

“(d)  In connection with the offer of Gulf of up to an aggregate of $4,400,000 of principal amount of Notes (and corresponding Warrants to purchase shares of Common Stock of Gulf) on the Closing Date and through and including the last day of the Offering Period, the number of shares of Common Stock of Gulf that may be purchased pursuant to the Warrants shall be (x), for amounts issued under Notes on or before November 20, 2012, allocated among the Investors pro-rata based on the principal amounts under such Investor’s respective Notes (such allocation being 13.33 shares of Common Stock per U.S. dollar issued under the Notes, rounded to the nearest whole share) and (y), for amounts issued under the Notes after November 20, 2012, allocated among the Investors pro-rata based on the principal amounts allocated to such amounts issued after November 20, 2012 under such Investor’s respective Notes (such allocation being 802.6069 shares of Common Stock per U.S. dollar issued under the Notes, rounded to the nearest whole share).  For example, a Note amount of $850,000 for amounts issued under the Note on or before November 20, 2012 would entitle an Investor to 11,333,333 shares of Common Stock under such Investor’s Warrant.  For example, a Note amount of $100,000 for amounts issued under the Note after November 20, 2012 would entitle an Investor to 80,260,690 shares of Common Stock under such Investor’s Warrant.”

D.	Any references in the Purchase Agreement to the terms “Note” or “Notes” shall hereafter be deemed to refer and relate to the Amended Restated Notes for all purposes.

II.           Specific Amendments to Other Transaction Documents. Any references in any other Transaction Document, including without limitation, the Pledge Agreements, the Assignments, the Guaranties, the Escrow Agreement, the Intercreditor Agreement and the Registration Rights Agreement, to the terms “Note” or “Notes” shall hereafter be deemed to refer and relate to instead to the Amended Restated Notes for all purposes.  For avoidance of doubt, the Secured Obligations (as defined in the Pledge Agreements) secured by the Pledge Agreements shall include, among other things, the obligations under the Amended Restated Notes.

III.           Specific Amendment to Intercreditor Agreement.  Any references in the Intercreditor Agreement to the term “Secured Obligations” shall be deemed to refer such term as defined in the Pledge Agreements.

IV.           Escrow Agreement.  The parties hereto agree that any amendments to the BVI Peru Pledge Agreement and the Assignments pursuant to this Amendment shall be effective as to such BVI Peru Pledge Agreement and the Assignments held under the Escrow Agreement and no further action shall be needed in regards to such Escrow Agreement.  The parties hereto further agree that (i) any all instructions and disbursement requests submitted by Administrative Agent to the Escrow Agent regarding such BVI Peru Pledge Agreement and the Assignments shall apply to such agreements as amended hereby and (ii) that Administrative Agent may, in its sole discretion, provide a counterpart of the Amendment to the Escrow Agent for the purpose of having the Escrow Agent acknowledge the transactions evidenced hereunder and the other Transaction Documents and the continued rights of the Administrative Agent under the Escrow Agreement.

V.           Operating Budget. Attached hereto as Exhibit A is the Companies’ weekly operating budget through and including the week ending February 15, 2013.  The Companies agree that, by the close of business on Friday, at the end of each week, commencing with the week ending January 25, 2013, they shall provide to Administrative Agent a comparison of actual operating expenses of the Companies for such week to such budgeted expenses set forth on Exhibit A, together with any necessary updates to such operating budget.

VI.           Amendment to Gulf Articles.  Gulf hereby agrees to promptly call a special meeting of its shareholders to seek approval to amend its Amended and Restated Articles of Incorporation (“Articles”) to increase the number of authorized shares of Common Stock.  Such amendment to Gulf’s Articles shall authorize such number of shares of Common Stock as is necessary to reserve for issuance the shares of Common Stock underlying the Warrants, including additional Warrants issued to certain Investors as of the Amendment Closing Date, the Amended and Restated Notes and such other options and warrants issued and outstanding as of the Amendment Closing Date.  Failure of Gulf to file an amendment to its Articles with the Nevada Secretary of State on or before 75 days of the Amendment Closing Date shall be an “Event of Default” for all purposes under the Transaction Documents without the benefit of any grace periods.

VII.           Conditions Precedent to the Effectiveness of Amendment.  As a condition to the effectiveness of this Amendment, each of the following shall have occurred or have been satisfied or otherwise delivered to Administrative Agent, as determined by Administrative Agent:

(a)           this Amendment duly executed by the Companies, the Administrative Agent and the Investors;

(b)           an amendment to the Registration Rights Agreement duly executed by Gulf and the Investors;

(c)           Amendments to the existing Warrant Agreements duly executed by Gulf in favor of the Investors;

(d)           Amended Restated Notes duly executed by Gulf in favor of, and in form and content satisfactory to, each of the Investors;

(e)           additional Warrant Agreements duly executed by Gulf for, and in form and content satisfactory to, each of the Investors;

(f)           a duly executed certificate of a responsible officer of Gulf and duly executed certificates of the director of each of the BVI Subs, in each case, (i) ratifying the incumbency signatures and attached governing documents set forth in such similar certificates delivered on the Closing Date and (ii) certifying to the accuracy of the attached authorizing resolutions in support of this Amendment and the other documents related thereto;

(g)           powers of attorney for each BVI Sub duly executed by the director thereof; and

(h)           such other documents or deliverables as Administrative Agent and Investors may request.

VIII.           Reaffirmation of Representations and Warranties.  To induce Administrative Agent and Investors to enter into this Amendment, Companies hereby reaffirm, as of Amendment Closing Date, their representations and warranties contained in Section 4 of the Purchase Agreement (other than the second sentence of Section 4.3, Section 4.9(b) and Section 4.10(b) thereof, which representations shall have been deemed to have been made as of the Closing Date), and in all other documents executed pursuant thereto, and additionally represent and warrant as follows:

(a)           The execution and delivery of this Amendment and the performance by Companies of their obligations under this Amendment are within Companies’ power, have been duly authorized by all necessary governing action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of Companies’ governing agreements or of any agreement binding upon Companies.

(b)           This Amendment represents the legal, valid and binding obligations of Companies enforceable against Companies in accordance with its terms subject as to enforcement only to the United States bankruptcy code and other similar laws affecting creditors’ rights generally.

IX.           Reaffirmation of Purchase Agreement.  This Amendment shall be deemed to be an amendment to the Purchase Agreement and the other Transaction Documents, and the Purchase Agreement and such other Transaction Documents, each as amended hereby, are hereby ratified, adopted and confirmed in each and every respect.

X.           Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  This Amendment has been entered into in Houston, Texas, and it shall be performable for all purposes in Houston, Texas.  Courts of the State of Texas located in Harris County and the United States District Court for the Southern District of Texas shall have jurisdiction over any and all disputes among the parties hereto, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Amendment or any other Transaction Documents; and venue in any such dispute whether in federal or state court shall be laid in Houston, Texas.

XI.           Severability.  Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

XII.           Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts on different dates, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

XIII.           Section Captions.  Section captions used in this Amendment are for convenience of reference only, and shall not affect the construction of this Amendment.

XIV.           Successors and Assigns.  This Amendment shall be binding upon Companies, Administrative Agent and Investors and their respective successors and permitted assigns, and shall inure to the benefit of Companies, Administrative Agent and Investors and the respective successors and assigns of Administrative Agent and Investors.

XV.           NOTICE OF FINAL AGREEMENT.  THE WRITTEN PURCHASE AGREEMENT, AS HEREBY AMENDED, REPRESENTS THE FINAL AGREEMENT AMONG ADMINISTRATIVE AGENT, INVESTORS AND COMPANIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the Amendment Closing Date.

COMPANIES:

GULF UNITED ENERGY, INC.

By:
John B. Connally III
Chief Executive Officer

GULF UNITED ENERGY DE COLOMBIA LTD.

By:
John B. Connally III
Attorney-in-Fact

GULF UNITED ENERGY CUENCA TRUJILLO LTD.

By:
John B. Connally III
Attorney-in-Fact

ADMINISTRATIVE AGENT:

SYDSON OIL & GAS INVESTMENTS, LLC,
as Administrative Agent

By:
Michael J. Mayell
Manager

INVESTORS:

SYDSON OIL & GAS INVESTMENTS, LLC

By:
Michael J. Mayell
Manager

Exhibit A

Operating Budget